UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 29, 2019

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 30, 2019, the Board of Directors of SM Energy Company (the “Company”) appointed Herbert S. Vogel as the Company’s Chief Operating Officer.
Mr. Vogel has served in his current role as the Company’s Executive Vice President - Operations since August 2014. He originally joined the Company in March 2012 as Senior Vice President - Portfolio Development and Technical Services. Mr. Vogel has 35 years of experience in the oil and gas business and joined the Company after his retirement from BP, where he most recently served as the President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power. Mr. Vogel started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management. Mr. Vogel received his B.S. in Mechanical Engineering from the University of Colorado and his M.S. in Mechanical Engineering from the University of Texas at Austin.
In connection with his promotion, Mr. Vogel’s new annual base salary will be $509,776. Under the Company’s Cash Bonus Plan, Mr. Vogel’s new short-term incentive plan target will be 95%, which amount is payable in the form of an annual cash bonus, and under the Company’s Equity Incentive Compensation Plan, Mr. Vogel’s new long-term incentive plan target will be $2.25 million, which amount is payable in the form of performance share units and restricted stock units. For plan year 2019, (i) the amount of Mr. Vogel’s short-term incentive plan award will be determined using the applicable target percentage for the portion of the year that he served in each of the roles he held during the fiscal year, subject, in each case, to performance against the pre-established performance goals set by the Board of Directors of the Company, and (ii) the amount of Mr. Vogel's long-term incentive plan award will be the new $2.25 million target set forth above. In addition, in connection with his promotion on June 3, 2019, Mr. Vogel will be granted an award of 20,000 restricted stock units under the Company’s Equity Incentive Compensation Plan. The restricted stock units will vest 100% on July 1, 2022, subject to Mr. Vogel’s continued employment through the vesting date.
Mr. Vogel has no family relationships with any of the Company’s directors or executive officers. There are no related party transactions between the Company and Mr. Vogel that require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 29, 2019, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected all of the incumbent directors that stood for reelection, and approved the two additional proposals described below. Each director was elected by a majority vote. The directors elected and the final vote tabulation for each director were as follows:

Director	For	Against	Abstain	Non-Votes
Carla J. Bailo	86,559,012	308,698	66,633	12,701,462
Larry W. Bickle	85,602,597	1,264,715	67,031	12,701,462
Stephen R. Brand	86,424,157	443,618	66,568	12,701,462
Loren M. Leiker	86,545,025	322,410	66,908	12,701,462
Javan D. Ottoson	86,397,583	464,949	71,811	12,701,462
Ramiro G. Peru	86,575,664	273,957	84,722	12,701,462
Julio M. Quintana	85,669,894	1,167,243	67,206	12,701,462
Rose M. Robeson	86,564,473	302,962	66,908	12,701,462
William D. Sullivan	82,117,559	4,748,427	68,357	12,701,462
The Company’s stockholders approved, by a non-binding advisory vote, the proposal regarding the compensation of the Company’s named executive officers. The final vote tabulation for that proposal was as follows:

For	72,403,962
Against	14,460,312
Abstain	70,069
Non-Votes	12,701,462
The Company’s stockholders approved the proposal to ratify the appointment by the Company’s Audit Committee of Ernst & Young LLP, as the Company’s independent registered public accounting firm for 2019. The final vote tabulation for that proposal was as follows:

For	99,451,003
Against	120,674
Abstain	64,128
Item 7.01    Regulation FD Disclosure.
On June 3, 2019, the Company issued a press release announcing that Mr. Vogel had been appointed as the Chief Operating Officer of the Company. A copy of the press release is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On June 3, 2019, the Company also issued a press release announcing its planned participation in certain upcoming investor conferences and the related details. The Company will post certain investor presentations to its website at ir.sm-energy.com on the dates referenced within the press release. Certain presentations will be webcast, which can be accessed live or for replay via the Company's website. Replays will be available for a limited time. A copy of the press release is furnished hereto as Exhibit 99.2. In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of SM Energy Company dated June 3, 2019, entitled "SM Energy Announces Promotion of Herbert S. Vogel to Chief Operating Officer"
99.2	Press release of SM Energy Company dated June 3, 2019, entitled “SM Energy Announces Participation In Upcoming Investor Conferences”

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	June 3, 2019	By:	/s/ DAVID W. COPELAND
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary